Exhibit 99.1

PURE Bioscience Reports Fiscal First Quarter 2024

Financial Results

Update on Business and PURE’s SDC-Based Antimicrobial Food Safety Solutions

El Cajon, CA (December 14, 2023) – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal first quarter ended October 31, 2023.

Summary of Results – Fiscal First Quarter Operations

●	Net product sales were $718,000 and $467,000 for the fiscal first quarters ended October 31, 2023 and 2022, respectively. The increase of $251,000 was attributable to increased sales across our distribution and end-user network.
●	Net loss for the fiscal first quarter ended October 31, 2023 was $735,000, compared to $993,000 for the fiscal first quarter ended October 31, 2022.
●	Net loss, excluding share-based compensation, for the fiscal first quarter ended October 31, 2023 was $655,000, compared to $909,000 for the fiscal first quarter ended October 31, 2022.
●	Net loss per share was ($0.01) for the fiscal first quarter ended October 31, 2023, compared to ($0.01) for the fiscal first quarter ended October 31, 2022.

Robert Bartlett, Chief Executive Officer, said, “As indicated by our Q1 revenue our sales initiatives are beginning to pay off. Our product revenue increased $251,000 against the first quarter of the prior year and over $100,000 compared with Q4 of our last fiscal year. As the world begins to look for alternatives to traditional toxic chemistries, more are turning to PURE’s innovative solutions,” concluded Bartlett.

Business Update

While remaining committed to and increasing revenue by bringing unique solutions to the industry, our team remains focused on the following:

●	Customer first approach. Servicing the customer with site visits has allowed our team to gain trust with plant management. In-person meetings provide a great opportunity to collaborate with our customers to ensure we meet their unique food safety sanitization challenges.
●	Corporate engagement. Regular meetings with key corporate leadership has allowed the Company to calibrate on specific customer challenges and goals, show where we can provide solutions, and ensure alignment for the best customer experience.
●	Leveraging decades of combined experience. Our sales and technical staff have a combined total of nearly 100 years’ experience in food plant environments. By working together, our team is able to help solve the many challenges our customers face.
●	Innovative solutions. Our team continues to educate itself on industry trends and trajectory to help take our customer experience to the next level. We are in the early stages of working with industry partners on conceptual development to enhance the sanitation processes using internet of things (IoT), software as a service (SaaS), and automation in addition to ongoing R&D work.

Tim Steffensmeier, Vice President of Sales, said, “Our efficacy and unique safety profile is opening doors across the food processing industry as the go-to final step for killing resistant bacteria. The Company’s unique regulatory approvals and application technology allows food processing plants to use our chemistry in the production process as an effective intervention step, in addition to routine and periodic cleaning. We view this as a competitive advantage that further differentiates our solution versus the status quo. Customer focus, team experience and leveraging new application technology, as well as trade show attendance and targeted marketing have heightened our brand awareness and solutions within the food safety industry. Doors that were once closed are now opening,” concluded Steffensmeier.

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE’s mailing address located in El Cajon, California (San Diego County area) serves as its official address for all business requirements. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2023 and Form 10-Q for the fiscal first quarter ended October 31, 2023. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	October 31, 2023	July 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,440,000	$1,095,000
Accounts receivable	347,000	285,000
Inventories, net	104,000	88,000
Restricted cash	75,000	75,000
Prepaid expenses	100,000	61,000
Total current assets	2,066,000	1,604,000
Property, plant and equipment, net	184,000	221,000
Total assets	$2,250,000	$1,825,000
Liabilities and stockholders’ equity (deficiency)
Current liabilities
Accounts payable	$652,000	$422,000
Accrued liabilities	154,000	110,000
Total current liabilities	806,000	532,000
Long-term liabilities
Note payable to related parties	1,827,000	1,021,000
Total long-term liabilities	1,827,000	1,021,000
Total liabilities	2,633,000	1,553,000
Commitments and contingencies
Stockholders’ equity (deficiency)
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 111,856,473 shares issued and outstanding at October 31, 2023, and July 31, 2023	1,119,000	1,119,000
Additional paid-in capital	132,478,000	132,398,000
Accumulated deficit	(133,980,000)	(133,245,000)
Total stockholders’ equity (deficiency)	(383,000)	272,000
Total liabilities and stockholders’ equity (deficiency)	$2,250,000	$1,825,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended
	October 31,
	2023	2022
Net product sales	$718,000	$467,000
Royalty revenue	4,000	4,000
Total revenue	722,000	471,000
Cost of goods sold	280,000	214,000
Gross Profit	442,000	257,000
Operating costs and expenses
Selling, general and administrative	1,073,000	1,165,000
Research and development	80,000	78,000
Total operating costs and expenses	1,153,000	1,243,000
Loss from operations	(711,000)	(986,000)
Other income (expense)
Other income (expense), net	—	(5,000)
Interest expense, net	(24,000)	(2,000)
Total other income (expense)	(24,000)	(7,000)
Net loss	$(735,000)	$(993,000)
Basic and diluted net loss per share	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,856,473	111,356,473

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity (Deficiency)

(Unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficiency)
Balance July 31, 2023	111,856,473	$1,119,000	$132,398,000	$(133,245,000)	$272,000
Share-based compensation expense - stock options	—	—	80,000	—	80,000
Net loss	—	—	—	(735,000)	(735,000)
Balance October 31, 2023 (Unaudited)	111,856,473	$1,119,000	$132,478,000	$(133,980,000)	$(383,000)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance July 31, 2022	111,356,473	$1,114,000	$132,079,000	$(129,284,000)	$3,909,000
Share-based compensation expense - stock options	—	—	63,000	—	63,000
Share-based compensation expense - restricted stock units	—	—	21,000	—	21,000
Net loss	—	—	—	(993,000)	(993,000)
Balance October 31, 2022 (Unaudited)	111,356,473	$1,114,000	$132,163,000	$(130,277,000)	$3,000,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	October 31,
	2023	2022
Operating activities
Net loss	$(735,000)	$(993,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	80,000	84,000
Depreciation and amortization	37,000	30,000
Changes in operating assets and liabilities:
Accounts receivable	(62,000)	(51,000)
Inventories	(16,000)	(60,000)
Prepaid expenses	(39,000)	(36,000)
Accounts payable and accrued liabilities	274,000	124,000
Interest on note payable	21,000	—
Net cash used in operating activities	(440,000)	(902,000)
Investing activities
Purchases of property, plant and equipment	—	(37,000)
Net cash used in investing activities	—	(37,000)
Financing activities
Net proceeds from note payable to related parties	785,000	—
Net cash provided by financing activities	785,000	—
Net increase and (decrease) in cash and cash equivalents, and restricted cash	345,000	(939,000)
Cash and cash equivalents, and restricted cash at beginning of period	1,170,000	3,466,000
Cash and cash equivalents, and restricted cash at end of period	$1,515,000	$2,527,000
Reconciliation of cash and cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$1,440,000	$2,452,000
Restricted cash	$75,000	$75,000
Total cash and cash equivalents and restricted cash	$1,515,000	$2,527,000